Exhibit 10.6

CROSS LICENSE AGREEMENT

This CROSS LICENSE AGREEMENT (this “Agreement”) is made and entered into this 14th day of February, 2011, and effective as of February 1, 2010 (the “Effective Date”), by and between Loyalty Alliance Enterprise Corporation, a company organized and existing under the laws of the Cayman Islands and its Affiliates other than PayEase and its subsidiaries (hereinafter referred to as “LA”), and PayEase Corp., a corporation organized and existing under the laws of the State of Delaware and its Affiliates other than LA and its subsidiaries (“PayEase”). LA and PayEase are referred to herein individually each as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, pursuant to the Master Separation Agreement entered into by and between LA and PayEase dated January 21, 2010 (the “Separation Agreement”), the Parties have agreed to separate the Transferred Business (as defined in the Separation Agreement) from PayEase;

WHEREAS, it is the intent of the Parties that PayEase license certain intellectual property rights to LA, and for LA to license certain intellectual property rights to PayEase subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

SECTION 1.

DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1 “Affiliate” means, as to either Party, any entity controlling, controlled by, or under common control with such Party.

1.2 “Confidential Information” means any proprietary or confidential information or material disclosed by one Party to the other verbally, electronically, or in written or other tangible form that is either identified as confidential or proprietary when disclosed or should be reasonably understood to be confidential or proprietary.

1.3 “Intellectual Property Rights” means all Patent Rights, Trademark Rights, copyrights, industrial design rights, trade secrets, and any other protectable rights covering intellectual property or proprietary rights, and all applications, registrations, renewals and extensions thereof owned or licensable by a Party.

1.4 “LA Services” means any and all services provided by LA from time to time that are not PayEase Services.

1.5 “Licensed Technology” means software and all technical information, technology, inventions, works of authorship, know-how, trade secrets, data, databases, algorithms, designs, specifications, and similar materials owned or used by a Party in the operation of such Party’s business, but specifically excluding the PayEase Database.

1.6 “Licensee” or “Licensor” means for purposes of this Agreement, depending upon the context of use, either PayEase or LA.

1.7 “Marks” means a Party’s logos, domain names, trademarks, and trade names.

1.8 “Object Code” means the binary machine-executable form of computer software programming code, including scripts and HTML pages.

1.9 “Other Party’s Services” means with respect to LA, the PayEase Services, and with respect to PayEase, the LA Services.

1.10 “Patent Rights” means all rights arising out of all U.S. and foreign patent applications filed by or on behalf of a Party with a first effective filing date during the Term, and all divisions, continuations, continuations-in-part, and substitutions thereof; all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues, and re-examinations.

1.11 “PayEase Database” means the database of customer information, but only to the extent that PayEase has the right to share such information with LA without breaching a contractual obligation or violating any applicable law, including all derivative works, improvements, and modifications thereto.

1.12 “PayEase Services” means any and all services provided by PayEase from time to time.

1.13 “Sale” of a product, or to “Sell” a product means the initial sale, license, lease, or other transfer or disposition of that product, or to commence or permit commencement of productive use of such product.

1.14 “Source Code” means the fully-commented, human-readable form of computer programming code, including a listing of all third-party programming aids and tools reasonably necessary for a skilled programmer to maintain and modify the code.

1.15 “Trademark Rights” means all rights arising out of a Party’s Marks.

Other terms used in this Agreement with initial letters capitalized will have the defined meanings attributed to them elsewhere in this Agreement.

SECTION 2.

LICENSE GRANT

2.1 Mutual License Grant. Subject to the terms and conditions of this Agreement, each Party hereby grants and agrees to grant to the other Party a non-exclusive, personal, worldwide, irrevocable, fully-paid, non-transferable, non-sublicensable right and license under the Licensor’s Intellectual Property Rights during the Term: (i) to make, have made, import, offer for Sale and Sell and otherwise use and exploit products and services; (ii) to use the Marks in conjunction with the marketing and advertising and exploitation of products and services, and (iii) to reproduce, distribute, display, perform, transmit, make available, modify and prepare derivative works, and otherwise use and exploit the Licensed Technology.

2.2 Enforcement. In the event that either Party hereto becomes aware of any infringement of Licensor’s Intellectual Property Rights by a third party it shall promptly notify the other Party hereto. Licensor shall have the first right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement, using counsel of its choice, including any declaratory judgment action arising from such infringement. Licensee shall cooperate with Licensor, at Licensor’s expense, in pursuing or defending any action with respect to Licensor’s Intellectual Property Rights, including, without limitation, joining as a party plaintiff and executing such documents as may be reasonably necessary. Licensor shall retain all amounts recovered in any such action or proceeding. In the event that Licensor fails to institute legal proceedings to cease an infringement within nine (9) months of receiving notice of such infringement and a request by Licensee to do so, Licensee shall have the right to initiate an action to cease such infringement, provided that Licensee take no action that may adversely affect Licensor’s Intellectual Property Rights without Licensor’s prior written consent. Licensee shall prosecute and control any action or proceeding with respect to such infringement, using counsel of its choice, including any declaratory judgment actions arising from such infringement, provided that Licensee take no action that may be deemed an admission of guilt or liability on behalf of Licensor or make any settlement or compromise that shall adversely affect Licensor or require Licensor to incur any obligation in connection with such settlement or compromise without prior written consent, which shall not be unreasonably withheld. Licensor shall cooperate with Licensee, at Licensee’s expense, in pursuing or defending any such action with respect to Licensor’s Intellectual Property Rights, including without limitation joining as a party plaintiff and executing such documents as may be reasonably necessary. Licensor shall retain all amounts recovered for the payment of Licensor’s expenses, and shall pay Licensee one-third of any and all additional amounts recovered with respect to use of Licensor’s Intellectual Property Rights.

2.3 Third-Party Rights. Each Party shall disclose in writing any open source software or other third-party materials that may be embodied in the Licensed Technology upon the Effective Date or in subsequent deliveries to the other Party pursuant to Section 2.4 below. Neither Party shall be obligated to provide or license any Licensed Technology to the extent such technology is subject to third-party rights to which the Licensor does not have sufficient rights to grant sublicense rights contemplated herein at no cost, subject to the obligations in the following sentences. If the Licensor has the right to grant only limited sublicense rights, or such sublicense rights are subject to a fee or royalty terms, the Licensor shall disclose such license terms to the Licensee, and shall grant such sublicense at the Licensee’s request. In the event the Licensor is unable for any reason to grant the other Party such a sublicense, including without limitation restrictions on sublicensing or disapproval by the third party licensor, the Licensor shall use reasonable efforts to assist the other Party, at the other Party’s sole cost, to acquire a non-exclusive license to use the third-party materials from the third party owner of such rights.

2.4 Quality Control. A high standard of quality for each Licensor’s Marks and the products and services shall be maintained. The Parties acknowledge and agree that maintaining the goodwill associated with each Licensor’s Marks is of substantial importance to Licensor. Licensee therefore agrees that the products and services advertised by it using Licensor’s Marks shall meet or exceed the standard of quality agreed to hereunder with respect to the products and services and those adhered to by Licensee in the conduct of its own business under its Marks. Upon request, all software and printed or electronically transmitted material in which Licensor’s Marks are used shall be submitted in writing for review by Licensor in advance and shall not be distributed or used in any manner without prior written approval of Licensor or its authorized representative, which approval shall not be unreasonably withheld or delayed. Licensor may withhold its consent to the use of its Marks in a particular context in its sole discretion, with the exception that once consent is given for a type of use (e.g., use of the Marks in a specific radio commercial, in a print advertisement or on a web page), consent is not required for each use of the Mark in that specific context. All written requests for such consent shall be deemed approved if not rejected in writing within ten (10) days of receipt. However, if the use of Licensor’s Mark in connection with the products and services subsequently fails to meet applicable quality standards, Licensor may immediately cancel any such prior authorization. Licensor reserves the right to inspect and review, at any reasonable time and with reasonable notice, the use of its Marks by Licensee in order to confirm that the nature and quality of the products and services associated with the Marks and the use of its Marks by Licensee conform to Licensor’s standards.

2.5 Notices; Right of First Refusal. Whenever Licensee is permitted to copy or reproduce all or any part of the Licensed Technology, Licensee shall reproduce and not efface any and all titles, trademark symbols, copyright symbols and legends, and other proprietary markings on the Licensed Technology. In the event a Party agrees to provide the Other Party’s Services to a third party, the other Party has a right of first refusal entitling it to be the provider of such services upon commercially reasonable terms and conditions agreed to between the Parties.

2.6 Delivery; Access. Licensor shall deliver one or more copies of the Licensed Technology, in electronic or other mutually agreed media promptly after the Effective Date. After the Effective Date, and during the Term, subject to Section 2.2, the Licensor will provide to Licensee any newly created or acquired Licensed Technology on a monthly basis, or promptly following any reasonable request by Licensee therefor. Notwithstanding the foregoing, to the extent that delivery of such Licensed Technology is impracticable, Licensor shall instead provide Licensee with access to such Licensed Technology during the Term. Upon delivery or provision of access, such Licensed Technology shall be licensed, and hereby is licensed to the Licensee pursuant to the terms of Section 2.1. Subject to restrictions imposed by applicable law (including without limitation, applicable privacy and data protection laws), promptly after the Effective Date and during the Term, subject to Section 2.2, each Party will provide the other Party with access to all or any portions of the PayEase Database under such Party’s control.

2.7 No Implied Rights. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be granted or created by implication, estoppel or otherwise.

2.8 Further Assurances. The Parties shall execute and deliver all such documents and perform all further acts and things as may be reasonably required to implement, set of record, or give effect to this Agreement and the rights and licenses contemplated thereby. In the event that either Party fails to execute and deliver any such documents and instruments reasonably necessary to effectuate, evidence or record the other Party’s rights, then within thirty (30) days after written request, the other Party is authorized and appointed attorney-in-fact to make, execute and deliver such documents and instruments, which power is coupled with an interest and irrevocable.

SECTION 3.

PROPRIETARY RIGHTS

3.1 Proprietary Rights.

(a) Licensed Technology. Title to and ownership of all copies of the Licensor’s Licensed Technology and all Intellectual Property Rights therein, are and shall remain the exclusive property of Licensor. Licensee shall not take any action to jeopardize, limit, or interfere in any manner with Licensor’s ownership of and rights with respect to the foregoing. Licensee shall have only those rights in or to the Licensed Technology granted to it pursuant to this Agreement.

(b) Marks. Licensee recognizes the validity of, and will do nothing inconsistent with, or which would negatively impact, Licensor’s rights in and ownership of Licensor’s Marks or the goodwill represented thereby. Each Party further recognizes that all use of the other Party’s Marks by it shall inure to the benefit of, and be on behalf of the Licensor. Neither Party has the right to register any Mark of the other Party or any confusingly similar mark as a corporate or trade name, domain name, trademark or service mark in any country or territory without the written consent of the other Party.

3.2 Proprietary Notices. Neither Party shall remove or alter any copyright or other proprietary patent notices of the other Party, appearing on or in copies of any of the respective intellectual property licensed from the other Party.

3.3 Intellectual Property Filings. Each Party as Licensor hereunder shall have the sole right to control the preparation, filing, prosecution and maintenance with respect to its own Intellectual Property Rights, and any interference or opposition proceeding relating thereto, using counsel of its choice. Each Party as Licensee shall cooperate with the other Party as reasonably requested, and at the other Party’s expense, in the preparation, filing, prosecution and maintenance of the other Party’s Intellectual Property rights.

3.4 PayEase Database Ownership. Subject to restrictions imposed by applicable law (including without limitation, applicable privacy and data protection laws), each Party agrees to assign and hereby assigns, transfers and conveys to the other Party an undivided one-half joint interest in and to the PayEase Database (including all Intellectual Property Rights therein).

3.5 Patent Matters.

(a) Prosecution. As between the Parties hereto, PayEase shall control the prosecution, maintenance and enforcement of any PayEase Database patents, at PayEase’s expense; provided that PayEase shall keep LA reasonably informed with respect thereto and consider in good faith LA’s input with respect to such matters. For purposes of the foregoing, “prosecution, maintenance and enforcement” includes, with respect to a patent, the preparing, filing, prosecuting and maintenance of such patent, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such patent, together with the conduct of interferences, enforcement actions, the defense of oppositions and declaratory judgment actions and other similar proceedings with respect to the particular patent.

(b) Other. The Parties acknowledge and agree that neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit its joint interest in the PayEase Database, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such approval or accounting.

SECTION 4.

CONSIDERATION

4.1 License Fees. In consideration of the license rights granted hereunder, Licensee will pay Licensor a fee in an amount that will be mutually agreed to by the Parties in good faith at a later date.

4.2 Payment Terms. All payments required under this Agreement shall be made in the currency mutually agreed upon by the Parties, within thirty (30) days after receipt of Licensor’s invoice by wire transfer to the account of Licensor, in accordance with such reasonable instructions as Licensor may from time to time provide; provided that if the currency is other than the currency reflected on Exhibit B, the amount due and payable will be based on prevailing exchange rates on the date payment becomes due and payable. All fees and other payments under the Agreement will be made after deduction of withholding or other taxes as may be required by law.

SECTION 5.

TERM AND TERMINATION

5.1 Term. Unless terminated as set forth herein, the term of this Agreement will commence on the Effective Date of this Agreement and will continue for an initial term of seven (7) years (the “Initial Term”). After the Initial Term, this Agreement will automatically renew for successive one (1) year terms (each a “Renewal Term”) unless either Party provides the other Party with written notice of its intent not to renew at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. The Initial Term together with all Renewal Terms is referred to herein as the “Term”.

5.2 Termination by Mutual Agreement. This Agreement may be terminated pursuant to the mutual, written agreement of the Parties.

5.3 Termination for Insolvency. This Agreement may be terminated by either Party, upon written notice to the other Party, (i) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party’s debts, (ii) upon the other Party’s making an assignment for the benefit of creditors, or (iii) upon the other Party’s dissolution, winding up or ceasing to conduct business in the normal course.

5.4 Termination for Default. If either Party defaults in the performance of any material provision of this Agreement that is not cured within thirty (30) days after written notice of such breach or default, then the non-defaulting Party may terminate this Agreement upon written notice to the defaulting Party.

5.5 Effect of Termination. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

5.6 Survival. The provisions of Sections 3, 4, 5.5, 5.6, 6, 7, 8, 9, and 10 shall survive the expiration or termination of this Agreement. All other rights and obligations of the Parties shall cease upon expiration or termination of this Agreement.

SECTION 6.

REPRESENTATIONS AND WARRANTIES

6.1 General. LA and PayEase each represents and warrants to the other that:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

(b) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;

(c) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

(d) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

6.2 Intellectual Property Warranty. Each Party as Licensor represents, warrants and covenants that the Licensed Technology, subject to disclosure of third-party rights under Section 2.2, (i) does not infringe any third party Intellectual Property Rights, provided, that such latter representation is made to the best of the Licensor’s knowledge with respect to Patent Rights; (ii) is not subject to any lien, encumbrance or third-party license rights inconsistent with this Agreement (iii) will substantially conform to any specifications as may be mutually agreed and upon delivery and will not contain any harmful code; and (iv) Licensor has full right to grant the applicable rights without violation of the legal or equitable rights of any third party.

6.3 Disclaimer. Nothing in this Agreement is or shall be construed as:

(a) An obligation to bring or prosecute actions or suits against third parties for infringement of any of such Party’s intellectual property rights; or

(b) Granting by implication, estoppel, or otherwise any licenses or rights under intellectual property rights of such Party or third parties that are not expressly granted in this Agreement.

6.4 No Warranties. EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER PAYEASE NOR LA MAKES ANY WARRANTIES WITH RESPECT TO THIS AGREEMENT OR THE RIGHTS GRANTED HEREUNDER, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND PAYEASE AND LA SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE RIGHTS GRANTED HEREUNDER OR NON-INFRINGEMENT.

SECTION 7.

INDEMNIFICATION

7.1 Indemnification. Each Party (an “Indemnifying Party”) agrees to defend, indemnify and hold harmless the other Party (an “Indemnified Party”) and its corporate Affiliates, and each of their respective directors, officers, shareholders, employees and agents, from and against any and all liabilities, claims, demands, expenses (including, without limitation, attorneys and professional fees and other costs of litigation), losses or causes of action (each, a “Liability”) arising out of or relating to third-party claims to the extent based upon (i) the Indemnified Party’s Licensed Technology or the exercise of any right granted to the Indemnifying Party pursuant to this Agreement, or (ii) any breach or alleged breach of any representation or warranty set forth in this Agreement by the Indemnifying Party.

7.2 Process of Indemnification. The Indemnified Party will give prompt notice within ten (10) business days to the Indemnifying Party of any Liability with respect to which the Indemnified Party seeks indemnification (“Claim”). The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Liability. Notwithstanding the foregoing, the failure by Indemnified Party to provide notice of any Claim within the period specified, or any delay in providing such notice, shall not affect or impair the obligations of the Indemnifying Party hereunder, except and only to the extent that the Indemnifying Party has been adversely affected by such failure or delay.

7.3 Control of Defense. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within ten (10) business days after receipt of written notice from the Indemnified Party of the commencement or assertion of any such Claim, at its own expense to participate in or assume control of the defense of the Claim, and the Indemnified Party shall cooperate fully with the Indemnifying Party, with the right to reimbursement for actual out-of-pocket expenses incurred by the Indemnified Party as a result of any such request by the Indemnifying Party for the Indemnified Party’s cooperation. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party Claim within ten (10) business days of its receipt of notice of the Claim (or any extended period mutually agreed upon in writing by the Parties), the Indemnified Party shall have the right to undertake the defense, compromise or settlement of the Claim for the account of the Indemnifying Party subject to the right of the Indemnifying Party, at its expense, to assume the defense of the Claim at any time prior to final settlement, compromise or determination thereof. In no event shall the Indemnifying Party be liable or otherwise have any obligation with respect to any settlement, compromise or determination of any Claim agreed to by the Indemnified Party without the prior written consent of the Indemnifying Party (which consent will not be withheld unreasonably). The Indemnifying Party shall not, without consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement or discharge or consent to the entry of any judgment, unless such settlement or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a general release from all liability in respect of such Liability and imposes no restrictions or obligations on the Indemnified Party.

SECTION 8.

LIMITATION OF LIABILITY

8.1 Exclusion of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, RELIANCE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE USE OR EXPLOITATION OF THE RIGHTS LICENSED HEREUNDER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, AND REGARDLESS WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.2 Total Liability. IN NO EVENT SHALL EITHER PARTY’S LIABILITY EXCEED THE TOTAL AMOUNT PAYABLE BY LA TO PAYEASE UNDER THIS AGREEMENT.

SECTION 9.

MISCELLANEOUS PROVISIONS

9.1 Bankruptcy. All rights and licenses granted hereunder or pursuant hereto are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of “intellectual property,” as defined thereunder. Notwithstanding any provision contained herein to the contrary, if the licensor of such rights is under any proceeding under the United States Bankruptcy Code and the trustee in bankruptcy of such Party, or such Party, as a debtor in possession, rightfully elects to reject this Agreement, the Licensee may, pursuant to Sections 365(n)(1) and 365(n)(2) of the United States Bankruptcy Code, retain any and all of the rights licensed to it hereunder, to the maximum extent permitted by law.

9.2 Governing Law; Consent to Jurisdiction. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

9.3 Independent Contractors. The relationship of PayEase and LA established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever. Except as expressly set forth herein, all financial and other obligations associated with each Party’s activities hereunder shall be the sole responsibility of such Party.

9.4 Notices. All notices between PayEase and LA shall be in writing and delivered by hand or by certified mail, return receipt requested, addressed to LA or PayEase at the respective addresses set forth below, and shall be effective (i) upon delivery, if delivered by hand, or (ii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid. Any person entitled to notice hereunder may change its address by giving written notice to all others entitled to notice.

Notices to PayEase will be addressed to:

2332-A Walsh Ave.

Santa Clara, CA 95051

Attention: General Counsel

Fax: (408) 567-9370

Notices to LA will be addressed to:

2332-A Walsh Ave.

Santa Clara, CA 95051

Attention: General Counsel

Fax: (408) 567-9370

9.5 Force Majeure. Failure on the part of either Party hereto to meet any of the terms and conditions contained herein because of any governmental restriction, strike or major labor disturbance, war, revolution, riot, earthquake, fire, or flood shall not constitute a breach of this Agreement and shall excuse the Party involved from any action by the other Party hereto, based upon the said failure to perform.

9.6 Waiver; Partial Invalidity. In the event either Party shall at any time waive any of its rights under this Agreement or waive the performance by the other Party of any of its obligations hereunder, such waiver shall not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations. No failure or forbearance by either Party to exercise any of its rights hereunder, or to enforce performance of any of the other Party’s obligations hereunder, shall be construed as a waiver to any extent of any such rights or obligations; rather, any waiver, to be effective, must be made in a writing signed by the Party to be charged with the waiver. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

9.7 Non-Assignability and Binding Effect. Neither Party shall, without the prior written consent of the other Party, transfer or assign this Agreement in whole or in part, whether by operation of law, change of control or otherwise, to any third party without the prior written consent of the other Party. Any purported transfer or assignment without such consent shall be void ab initio. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

9.8 Entire Agreement; Counterparts. This Agreement (which includes the Exhibits hereto) constitutes the entire agreement between the Parties as to the subject matter hereof and merges and supersedes all prior discussions between the Parties as to the subject matter hereof. This Agreement may not be changed or terminated except by a written amendment signed by both Parties. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

9.9 Compliance with Laws. In exercising their rights under this Agreement, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules, and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

9.10 Contract Interpretation. The titles to the paragraphs hereof are for convenience only and have no substantive effect. This Agreement has been prepared jointly by the Parties and shall not be construed against one Party as the draftsman thereof.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement.

LOYALTY ALLIANCE ENTERPRISE CORPORATION		PAYEASE CORP.

By:	/s/ Deborah Wang	By:	/s/ Abraham Jou

Name:	Deborah Wang	Name:	Abraham Jou

Title:	Secretary/Director	Title:	Chairman